SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
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EnPro Industries, Inc.

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     On March 5, 2008, after 5:30 pm (Eastern Time), EnPro Industries, Inc. (“EnPro”) issued the following press release:

Contacts:	News Release

EnPro Industries, Inc.
Don Washington	EnPro Industries
Director, Investor Relations and Corporate Communications	5605 Carnegie Boulevard
(704) 731-1527	Charlotte, North Carolina 28209-4674
don.washington@enproindustries.com	Phone: 704 731 1500
Fax: 704-731-1511
www.enproindustries.com

Sard Verbinnen & Co. Paul Verbinnen/Stephanie Pillersdorf (212) 687-8080

MacKenzie Partners, Inc. Daniel Burch/Larry Dennedy (704) 929-5500
ENPRO INDUSTRIES RESPONDS TO STEEL PARTNERS’
PRELIMINARY PROXY STATEMENT
Charlotte, North Carolina, March 5, 2008 — EnPro Industries, Inc. (NYSE: NPO) today commented on Steel Partners II, L.P.’s (“Steel Partners”) preliminary proxy statement, which was filed yesterday with the Securities and Exchange Commission. The company also announced it would file its preliminary proxy statement with the Securities and Exchange Commission shortly. The company urges shareholders to await its definitive proxy statement and to support the company’s nominees at that time, not Steel Partners’ nominees.
Ernie Schaub, president and chief executive officer of EnPro, stated: “Our Board of Directors has thoroughly reviewed Steel Partners’ suggestions and determined that they are not in the best interests of our company or our shareholders. Over the past six years, we have executed on a strategic plan that has delivered strong returns to our shareholders, including significant growth in sales, dramatic improvements in profitability and an appreciation in share price of over 300%. We are confident of our ability to continue to execute our strategic plan and believe this plan clearly provides the best opportunity to enhance shareholder value over the long term.
“The $100 million share repurchase program that we announced on March 3, 2008 strikes an appropriate balance between returning cash to EnPro shareholders and maintaining the flexibility we require to pursue our objectives for growth. Our growth and success to date reflect prudent investments of our capital to improve facilities, equipment and infrastructure. A more risky recapitalization — such as Steel Partners has advocated — would, in the Board’s judgment, undercut our financial flexibility and jeopardize our ability to execute the strategies we believe will provide continued improvement in our results. In particular, it could restrict our ability to fund new product development and market expansion and weaken our ability to withstand a lengthy economic downturn.
“Steel Partners’ proposals would also further limit our ability to pursue strategic acquisitions that enhance our existing lines of business. This is an important component of our strategic plan and an essential element of our growth. We have a record of integrating acquisitions to the benefit of our financial results. Steel Partners’ proposals would limit our opportunity to increase value for our shareholders in this manner.”
“We disagree that pursuing a sale of the Company at this time would maximize value for our shareholders,” said William R. Holland, non-executive chairman of EnPro. “Given that Steel Partners has stated its interest in acquiring the company, we question how a control slate of their directors could possibly serve the best interests of the company and its other shareholders. The Board firmly believes that all shareholders should have the opportunity to participate in the substantial value that our strategic plan has been designed to achieve.“
Holland continued, “EnPro’s existing Board and management have demonstrated the ability to create long-term value for all shareholders. From the first day of regular trading as an independent public company in June of 2002, until the close of business today, the annualized rate of shareholder returns from price appreciation in EnPro shares has been 29% with the price of our shares growing from $7.00 per share at the close of the market on June 3, 2002 to $31.14 at the close of the market today.
“We will be asking all of our shareholders to support the company’s directors at our 2008 annual meeting and recommending that they not sign any proxy for Steel Partners and its nominees.”
About EnPro
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems and components, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.
Forward-Looking Statements
Statements in this release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the resolution of current and potential future asbestos claims against certain of our subsidiaries which depends on such factors as the possibility of asbestos reform legislation, the financial viability of insurance carriers, the timing of payments of claims and related expenses, the timing of insurance collections, limitations on the amount that may be recovered from insurance carriers, the bankruptcies of other defendants and the results of litigation; general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, guaranteed debt and lease payments, employee benefit obligations and other matters. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2007 describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.
Additional Information Concerning Proxy Materials
EnPro will file a proxy statement in connection with its 2008 annual meeting of shareholders. EnPro shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by EnPro with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at EnPro’s website, http://www.enproindustries.com, or by writing to EnPro Industries, Inc., 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Corporate Secretary. EnPro and its directors and executive officers may be deemed to be participants in the solicitation of proxies for EnPro’s 2008 annual meeting, and detailed information regarding the names and affiliations of EnPro’s directors is available in the proxy statement for EnPro’s 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on March 22, 2007. Information regarding the interests of EnPro’s directors and executive officers and the names and affiliations of EnPro’s executive officers is available in the first Schedule 14A filed by EnPro with the Securities and Exchange Commission on February 6, 2008.